EXHIBIT 99.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 25, 2013 (the “Effective Date”) is between SILICON VALLEY BANK, a California corporation (“Bank”), and ADEPT TECHNOLOGY, INC., a Delaware corporation (“Borrower”), and provides the terms on which Bank shall lend to Borrower, and Borrower shall repay Bank.

RECITALS

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 1, 2009 (as amended, modified and supplemented, the “Original Loan”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Original Loan.

C.           Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Agreement, Bank is willing to provide the limited waiver set forth in Section 12.16 below.

D.           Bank and Borrower further desire to amend and restate the Original Loan, but in no event shall this Agreement constitute a novation of the Original Loan and the Obligations of Borrower thereunder.

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties agree as follows:

1           ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13 of this Agreement.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2           LOAN AND TERMS OF PAYMENT

2.1           Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon together with any fees and Finance Charges as and when due in accordance with this Agreement.

2.1.1           Financing of Accounts

(a)           Availability.  Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”).   Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.  When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.”

(b)           Maximum Advances; Overadvances.   The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time may not exceed Eight Million Dollars ($8,000,000) less the aggregate amount of EX-IM Advances. If Borrower’s Obligations for Advances and EX-IM Advances exceed Eight Million Dollars ($8,000,000), Borrower must immediately pay Bank the excess.

(c)           Borrowing Procedure.  Borrower will deliver an Invoice Transmittal for each Eligible Account for which Borrower requests financing.  Bank may rely on information set forth in or provided with the Invoice Transmittal.  In addition, upon Bank’s request, Borrower shall deliver to Bank any contracts, purchase orders, or other underlying supporting documentation with respect to such Eligible Account.

(d)           Accounts Notification; Credit Quality; Confirmations.  Bank may notify any Account Debtor of Bank’s security interest in the Borrower’s Accounts. Bank may, at its option, conduct a credit check of the Account Debtor for each Account for which Borrower requests financing hereunder to approve any such Account Debtor’s credit before agreeing to finance such Account.  Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts for which financing is requested (including confirmations of Borrower’s representations in Section 5.3 of this Agreement) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.

(e)           Early Termination.  This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately.  If this Agreement is terminated prior to the Maturity Date (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a non-refundable termination fee in an amount equal to One Hundred Twenty Thousand Dollars ($120,000) (the “Early Termination Fee”).  The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.  Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank closes on the refinance and re-documentation of this Agreement under another division of Bank (in its sole and exclusive discretion)  prior to the Maturity Date.

(f)           Maturity.  This Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable in full on the Maturity Date.

2.2           Finance Charges, Remittances and Fees.   The Obligations shall be subject to the following fees and Finance Charges.  Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest at the then highest rate applicable to the Obligations.

(a)           Facility Fee. A fully earned, non-refundable facility fee of Thirty Two Thousand Dollars ($32,000) is due on or before April 1, 2013 (the “Facility Fee”).

(b)           Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations upon receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 30 multiplied by the number of days the Advance for the Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance.  The Finance Charge is payable when the Advance made based on such Financed Receivable is repaid in accordance with Section 2.13 of this Agreement.  Immediately upon the occurrence of an Event of Default, the Applicable Rate will increase an additional five percent (5.0%) per annum.

(c)           Bank Expenses.  Borrower shall pay all Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.3           Collections. When there is no Event of Default, Collections will be credited to the Financed Receivable Balance for the applicable Financed Receivable, but after and during the continuation of an Event of Default, Bank may apply Collections to the Obligations in any order it chooses.   If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and the excess will be remitted to Borrower, subject to Section 2.10 of this Agreement.

2.4           [Reserved]
2.5           [Reserved]
2.6           [Reserved]
2.7           [Reserved]

2.8           Accounting.  After each Reconciliation Period, Bank will provide Borrower with an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges and the Facility Fee.  If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate.  All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

2.9           Deductions.  Bank may deduct fees, Bank Expenses, Finance Charges, Advances which become due pursuant to Section 2.13 of this Agreement, and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

2.10           Lockbox; Account Collection Services

(a)           Borrower shall have the right to collect all Accounts unless and until an Event of Default has occurred and is continuing, provided that Borrower shall direct each Account Debtor (and each depository institution where proceeds of Borrower’s Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”).

(b)           Upon receipt by Borrower of any proceeds of Accounts, Borrower shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal.

(c)           Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of any proceeds of the Accounts by Bank (whether received by Bank in the Lockbox, directly from Borrower, or otherwise), Bank will turn over to Borrower such proceeds other than (i) Collections applied by Bank pursuant to Section 2.3 of this Agreement, and (ii) proceeds used by Bank to repay any other amounts due to Bank, such as the Finance Charge, the Facility Fee, and Bank Expenses; provided, however, Bank may hold any proceeds of the Accounts (whether received by Bank in the Lockbox, directly from Borrower, or otherwise and whether or not in respect of Financed Receivables) as a reserve until the end of the applicable Reconciliation Period if Bank, in its discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account at any time prior to the end of the subject Reconciliation Period.

(d)           This Section 2.10 does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein.  All Accounts and the proceeds thereof are Collateral, and if an Event of Default occurs, Bank may, without notice, apply the proceeds of such Accounts to the Obligations.

2.11           [Reserved]

2.12           [Reserved]

2.13           Repayment of Obligations; Adjustments

2.13.1           Repayment.  Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable otherwise remains an Eligible Account), (d) the date on which there is a breach of any representation or warranty in Section 5.3 of this Agreement with respect to the Financed Receivable, or (e) the Maturity Date (including any early termination).  Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder.

2.13.2           Debit of Accounts.   Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder.  Bank shall promptly notify Borrower when it debits Borrower’s accounts.  These debits shall not constitute a set-off.

2.13.3           Prepayment. Borrower has the right to prepay Obligations, in whole or in part, before they are due, at any time and without penalty.

2.14           Power of Attorney.  Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank and its successor and assigns, to: (a) following the occurrence of an Event of Default, (i) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; and (iii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; and (b) regardless of whether an Event of Default has occurred and is continuing, (i) notify all Account Debtors to pay Bank directly; (ii) receive, open, and dispose of mail addressed to Borrower delivered to the Lockbox; (iii) endorse Borrower’s name on checks or other instruments delivered to the Lockbox (to the extent necessary to pay amounts owed pursuant to any of the Loan Documents); and (iv) execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or prudent, as determined solely and exclusively by Bank, to protect or  preserve, Bank’s rights and remedies under the Loan Documents, as directed by Bank.

3           CONDITIONS OF LOANS

3.1           Conditions Precedent to Initial Advance.  Bank’s obligation to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) the Loan Documents;

(b) a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(c) a certificate of the Secretary of Borrower certifying that the completed and executed Borrowing Resolutions for Borrower delivered as of March 25, 2011 remain in full force and effect without modification, and certifying that Borrower’s Operating Documents as most recently filed as exhibits to a filing with the SEC remain in full force and effect without modification;

(d) an amendment to the Intellectual Property Security Agreement;

(e) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Advance, will be terminated or released;

(f) updated Perfection Certificates of Borrower and each Guarantor, together with the duly executed original signatures thereto;

(g) a Reaffirmation of the Guaranty duly executed by each Guarantor;

(h) evidence satisfactory to Bank that the insurance policies required by Section 6.4 of this Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(i) payment of the Facility Fee as specified in Section 2.2(a) of this Agreement and all fees and Bank Expenses then due as specified in Section 2.2(c) of this Agreement.

3.2           Conditions Precedent to all Advances.  Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:

(a)           receipt of the Invoice Transmittal;

(b)           Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d) of this Agreement;

(c)           each of the representations and warranties in Section 5 shall be true, accurate, and complete in all material respects on the date of the Invoice Transmittal and on the effective date of each Credit Extension (or if any representations and warranties expressly refer to a specific date, as of such specific date), and no Event of Default shall have occurred and be continuing, or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty that the representations and warranties in Section 5 remain true, accurate, and complete in all material respects on that date (or if any representations and warranties expressly refer to a specific date, as of such specific date). The materiality qualifier in the two preceding sentences of this clause (c) shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(d)           there has not been a Material Adverse Change, as determined in Bank’s sole discretion.

3.3           [Reserved]

3.4           Covenant to Deliver.  Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that an Advance made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Advance in the absence of a required item shall be in Bank’s sole discretion.

4           CREATION OF SECURITY INTEREST

4.1           Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein shall be and shall at all times continue to be a first priority perfected security interest in the Collateral subject only to Permitted Liens.  If Borrower shall at any time acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.  Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the later of the date the Obligations (other than inchoate indemnity obligations) are repaid in full in cash or the termination of all Bank Services Agreements.  Upon payment in full in cash of the Obligations and termination of all Bank Services Agreements and at such time as this Agreement has been terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2           Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder.  Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5           REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1           Due Organization and Authorization.  Borrower and each Guarantor is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s or such Guarantor’s business.  In connection with this Agreement, Borrower has delivered to Bank completed certificates each signed by Borrower and the Guarantors, respectively, each entitled a “Perfection Certificate.”  Unless otherwise expressly indicated, references in this Agreement singularly to the Perfection Certificate are to the Perfection Certificate signed by the Borrower, and references to plural Perfection Certificates are to the Perfection Certificates signed by the Borrower and each Guarantor.  Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) Borrower is a Registered Organization and the Perfection Certificate accurately sets forth Borrower’s organizational identification number; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) except as set forth in the Perfection Certificate, Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and except for the filing of certain of the Loan Documents with the Securities and Exchange Commission upon execution or any amendment thereof) or (v) constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower’s business.

5.2               Collateral.

(a) Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.

(b) The Accounts are bona fide, existing obligations of the Account Debtors.

(c) Except as reflected in any reserve for obsolete, not sellable, damaged or defective inventory included in the Borrower’s most recent consolidated balance sheet provided to Bank, all Inventory is in all material respects of good and marketable quality, free from material defects.

(d) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as approved by the Bank in writing.  None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

(e) Borrower and Guarantors are each the sole equitable and beneficial owner of their respective intellectual property, except for licenses permitted pursuant to Section 7.1(d) or 7.1(e).  Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business.

(f) Except as noted on the Perfection Certificate, Borrower is not a party to, nor is Borrower bound by, any material license or other agreement with respect to which Borrower is the licensee (i) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (ii) for which a default thereunder or termination thereof could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within 10 days of entering into or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.3           Financed Receivables.  Borrower represents and warrants for each Financed Receivable:

(a)           Such Financed Receivable is an Eligible Account;

(b)           Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Receivable;

(c)           The correct amount is on the Invoice Transmittal and is not disputed;

(d)           Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

(e)           Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

(f)           There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

(g)           Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(h)           Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

(i)           Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

(j)           No representation, warranty or other statement of Borrower related to the Financed Receivable in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

5.4           Litigation.  There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened in writing by or against Borrower or any Subsidiary involving more than $250,000.

5.5           No Material Deviation in Financial Statements and Deterioration in Financial Condition.  All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present, as of the date thereof, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6           Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7           Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.8           Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9           Tax Returns and Payments; Pension Contributions.  Borrower and each Subsidiary have timely filed all required tax returns and reports, and Borrower and each Subsidiary have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each Subsidiary.  Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower.  Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10           Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that any projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11           Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6           AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1           Government Compliance

(a)           Except as set forth in Section 7.3 below with respect to mergers or consolidations of Subsidiaries, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b)           Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2           Financial Statements, Reports, Certificates

(a)           Deliver to Bank:

(i) as soon as available, but no later than thirty (30) days after the last day of each Reconciliation Period, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the fiscal month ending on or near the last day of the Reconciliation Period, certified by a Responsible Officer and in a form acceptable to Bank;

(ii) as soon as available, but no later than thirty (30) days after the last day of each fiscal quarter, a company prepared consolidating balance sheet and income statement covering Borrower’s and its Subsidiaries’ operations during the fiscal quarter, and for the fourth fiscal quarter, covering Borrower’s and its Subsidiaries’ operations during the fiscal year, certified by a Responsible Officer;

(iii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(iv) within five (5) days of filing, notice of and links to all reports on Form 10-K, 10-Q and 8-K filed with the SEC, and copies or links to public filings of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more;

(vi) as soon as available (and more frequently if updated), annual financial projections for the following fiscal year approved by Borrower’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial plans and projections, and

(vii) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

(b)           Within thirty (30) days after the last day of each Reconciliation Period, deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

(c)           Allow Bank to inspect the Collateral and audit and copy Borrower’s Books, including, but not limited to, Borrower’s Accounts, upon reasonable notice to Borrower.  Such inspections or audits shall be conducted no more often than once every six (6) months unless an Event of Default has occurred and is continuing.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. After the occurrence of an Event of Default, Bank may audit Borrower’s Collateral at Borrower’s expense, including, but not limited to, Borrower’s Accounts as frequently as Bank deems necessary at Borrower’s expense and at Bank’s sole and exclusive discretion, without notification to and authorization from Borrower.

(d)           Upon Bank’s request, provide a written report on any Financed Receivable for which payment has not occurred by its due date and include the reasons for the delay.

(e)           Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aged listing of accounts receivable and accounts payable by invoice date, in form and detail acceptable to Bank.

(f)           Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, a Deferred Revenue report, and an inventory report, each in form and detail acceptable to Bank, and a copy of the statement(s) for Borrower’s accounts maintained at Wells Fargo Bank.

(g)           Provide Bank prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property.

6.3           Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4           Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank.  All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured.  All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least 20 days’ notice before canceling, amending, or declining to renew its policy.  At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.

6.5           Accounts

(a)           To permit Bank to monitor Borrower’s financial performance and condition, maintain Borrower’s and its domestic Subsidiaries’ primary depository and operating accounts and securities accounts with Bank and Bank’s Affiliates.  Notwithstanding the above, Borrower may maintain up to $2,000, in the aggregate in the Permitted Accounts.

(b)           Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates.  For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.  Notwithstanding the above, a Control Agreement shall not be required for any Permitted Account so long as the aggregate amount maintained in the Permitted Accounts does not exceed $2,000.

6.6           Inventory; Returns; Notices of Adjustments.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  If, at any time during the term of this Agreement, any Account Debtor asserts an Adjustment in excess of $100,000, Borrower issues a credit memorandum, or any representation, warranty or covenant set forth in this Agreement or the other Loan Documents is no longer true in all material respects, Borrower will promptly advise Bank.

6.7           Reserved

6.8           Protection and Registration of Intellectual Property Rights

(a) (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)           If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property.  If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record any such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of any intellectual property security agreement requested by Bank and necessary for Bank to perfect and maintain a first priority perfected security interest in such property.

6.9           Formation or Acquisition of Subsidiaries.  Promptly notify Bank if, after the Effective Date, Borrower acquires any new direct or indirect Subsidiary in a transaction permitted pursuant to Section 7.3 or otherwise approved by Bank, or forms any new direct or indirect Subsidiary.  With respect to any material (such materiality to be determined at the discretion of Bank) direct or indirect Subsidiary that Borrower forms or acquires after the Effective Date, Borrower shall (a) cause such Subsidiary to provide to Bank appropriate documentation to cause such Subsidiary to become a guarantor of the Obligations, together with appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such Subsidiary, in form and substance reasonably satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, including one or more opinions of counsel reasonably satisfactory to Bank, which in its opinion is appropriate to make effective the guaranties and/or pledges; provided that in no event shall any foreign Subsidiary be required to become a Guarantor hereunder nor shall more than 66% of the total outstanding capital stock, of any class, of any foreign Subsidiary be required to be pledged hereunder.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.9 shall be a Loan Document.

6.10           Litigation Cooperation.  From the Effective Date and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.11           Further Assurances.  Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7           NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent.

7.1           Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments, (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, and (e) of licenses that could not result in a legal transfer of title of the licensed property but that (i) may be exclusive in respects other than territory, and either (ii) may be exclusive as to territory in discrete geographical areas outside of the United States, or (iii) may be exclusive in discrete fields of use within the territory of the United States.

7.2           Changes in Business, Control, or Jurisdiction of Formation.  Engage in any material line of business other than those lines of business conducted by Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, complementary or incidental thereto or reasonable extensions thereof; permit or suffer any Change in Control.  Borrower will not, without prior written notice, change its jurisdiction of formation.

7.3           Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person other than with Borrower or any Subsidiary, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of a Person other than Borrower or any Subsidiary, except where no Event of Default or breach of any financial covenant has occurred and is continuing or would result from such action during the longer of the remaining term of this Agreement or 12 months, and (a) (i) Borrower or a Guarantor is the surviving entity and (ii) the entity to be acquired is substantially in the same line of business (or closely related, complementary or incidental thereto or any reasonable extension thereof) as Borrower or a Guarantor (as applicable) or (b) such merger or consolidation is a Transfer otherwise permitted pursuant to Section 7.1 hereof. Bank acknowledges that Borrower is permitted to merge, consolidate or liquidate the Subsidiaries that are Guarantors, and its Danish subsidiary, provided that Borrower or a Guarantor is the surviving entity in any merger or consolidation, or the recipient of assets in any liquidation.

7.4           Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5           Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.

7.6           Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.5 of this Agreement.

7.7           Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than Permitted Distributions; or (b) directly or indirectly acquire or own any Person (except for acquisitions permitted in Section 7.3), or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8           Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) consent and waiver agreements with holders of Series A Stock related to the rights, preferences, privileges and restrictions of the Series A Stock as set forth in the Series A Certificate of Designation, and the other agreements entered into by Borrower in connection with the initial issuance of the Series A Stock.

7.9           Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount owed by Borrower thereof, shorten the maturity thereof, increase the rate of interest applicable thereto or adversely affect the subordination thereof to Obligations owed to Bank.

7.10           Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8           EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligation within 3 Business Days after such Obligation is due and payable (which 3 day grace period shall not apply to payments due on the Maturity Date).  During any such 3-day cure period under Section 8.1(b), the failure to cure the applicable payment default shall not be an Event of Default (but no Credit Extension will be made during such cure period);

8.2           Covenant Default.

(a)           Borrower fails or neglects to perform any obligation in Section 2.10 or Section 6.2, 6.3, 6.4, 6.5, 6.10 or 6.11 of this Agreement or violates any covenant in Section 7 of this Agreement, or

(b)           Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section 8.2(b) shall not apply to any covenants set forth in Section 8.2(a) above.;

8.3           Material Adverse Change.  A Material Adverse Change occurs;

8.4           Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under sub-clauses (i) and (ii) hereof are not, within 10 days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any cure period; and (b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5           Insolvency.  (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6           Other Agreements.  There is, under any Agreement to which Borrower or any Guarantor is a party with a third party, (a) a payment default by Borrower or a Guarantor, (b) any other default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or (c) any default that could have a material adverse effect on Borrower’s or any Guarantor’s business;

8.7           Judgments.  One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8           Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9           Subordinated Debt.  A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

8.10           Guaranty. (a) Any Guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (other than as a result of the liquidation, winding up, or termination of existence of the Guarantor as permitted in Section 7.3); (b) any Guarantor does not perform any obligation or covenant under any Guaranty of the Obligations; (c) any circumstance described in Sections 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor (other than as permitted in Section 7.3); or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the business, operation, condition (financial or otherwise), or the prospect of repayment of the Obligations occurs with respect to any Guarantor. For the avoidance of doubt, an EX-IM Guarantee Revocation (as defined in Section 2.6 of the EX-IM Loan Agreement) is not, in and of itself (and without any related breach of any representation, warranty or covenant in the Loan Documents by the Credit Party making such representation, warranty or covenant), an Event of Default under this Section 8.10.

9           BANK’S RIGHTS AND REMEDIES

9.1           Rights and Remedies.  When an Event of Default occurs and continues beyond any applicable grace period Bank may, without notice or demand, do any or all of the following:

(a)           declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of this Agreement occurs, all Obligations are immediately due and payable without any action by Bank);

(b)           stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)           demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)           terminate any FX Contracts;

(e)           settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account.  Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(f)           make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)           apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h)           ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)           place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)           demand and receive possession of Borrower’s Books; and

(k)           exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2           Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.4 of this Agreement or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.3           Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.4           No Waiver; Remedies Cumulative.  Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity.  Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.5           Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10           NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:      Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, CA 94588
Attn:  Michael Schradle
Fax:  (925) 245-3510
Email:  michael.schradle@adept.com

If to Bank:             Silicon Valley Bank
4301 Hacienda Drive, Suite 210
Pleasanton, CA 94588
Attn: Ben Fargo
Fax:  (925) 227-1365
Email:  bfargo@svb.com

11           CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,  BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12           GENERAL PROVISIONS

12.1           Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2           Indemnification.  Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3           Right of Set-Off.   Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property (except for any equity interests of Borrower’s foreign Subsidiaries pledged to Bank pursuant to the Pledge Agreement), now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4           Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5           Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.6           Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7           Amendments in Writing; Waiver; Integration.  All amendments and modifications to any Loan Document must be in writing and signed by both Bank and Borrower. No purported waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9           Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements, and the obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10           Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, each a “Bank Entity” and collectively, the “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this Section 12.10); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that is: (i) either in the public domain other than as a result of Bank’s breach of this section or is in Bank’s possession when disclosed to Bank; or (ii) disclosed to Bank by a third party on a nonconfidential basis if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.11           Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records containing electronic or manually executed signatures in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12             Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13             Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14             Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15             Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16             Event of Default and Limited Waiver.

(a)           Event of Default.  Borrower acknowledges that there exists an Event of Default under the Original Loan due to Borrower’s failure to comply with the covenant set forth in Section 6.8(b) (Minimum EBITDA) of the Original Loan for the quarter ending December 31, 2012, and due to the late-filed Canada Subsidiary tax returns described on the Perfection Certificate (the “Existing Default”).

(b)           Limited Waiver.  Bank hereby agrees, subject to the satisfaction of the terms of Section 3 hereof, to waive the Existing Default.  Failure to comply with any provision of this Agreement in accordance with the terms of this Agreement from and after the Effective Date will constitute a separate Event of Default and entitle Bank to act in accordance with Section 9 of this Agreement.

13           DEFINITIONS

13.1           Definitions.  As used in the Loan Documents, the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account,” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as a guarantor of the Financed Receivable and any issuer of a letter of credit or banker’s acceptance applicable to the Financed Receivable.

“Adjustments” are all discounts allowances, returns, recoveries, disputes, claims of any kind (including, without limitation, counterclaims or warranty claims), offsets, defenses, rights of recoupment, rights of return, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

 “Advance” is defined in Section 2.1.1 of this Agreement.

“Advance Rate” is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, or such other percentage as Bank establishes under Section 2.1.1 of this Agreement.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners, and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble of this Agreement.

“Applicable Rate” is a per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%).

“Bank” is defined in the preamble of this Agreement.

“Bank Entities” is defined in Section 12.10.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any other Credit Party.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Borrower” is defined in the preamble of this Agreement.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing 30% or more of the combined voting power of Borrower’s then outstanding securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, except for director changes as provided in Section 25 of the Series A Certificate of Designation (which shall not constitute a Change of Control for purposes of this Agreement).

“Claims” is defined in Section 12.2 of this Agreement.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

 “Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is a certificate in the form attached as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Collateral Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, EXIM Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Credit Party” means Borrower, Guarantors and each of their Subsidiaries.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Early Termination Fee” is defined in Section 2.1.1(e) of this Agreement.

“EBITDA” shall mean, for any period of determination, on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income for such period, plus (b) the sum of the following, to the extent deducted in calculating Net Income for such period: (i) Interest Expense, (ii) provision for Federal, state, local and foreign income taxes payable in such period, (iii) depreciation and amortization expenses (including expenses arising from the amortization of existing warrants for Borrower’s capital stock), (iv) non-cash expenses related to stock-based compensation, (v) cash and non-cash expenses related to mergers and acquisitions permissible under Section 7.3 or related to restructuring charges (such cash expenses not to exceed $2,000,000 in the aggregate), (vi) any losses arising from or related to foreign currency exposure, and (vii) other non-recurring expenses of Borrower and its Subsidiaries which do not represent cash items in such period or any future period, minus (c) the sum of the following, to the extent included in calculating Net Income for such period: (i) interest income, (ii) extraordinary or non-recurring non-cash income or gains, (iii) any gains arising from or related to foreign currency exposure, (iv) Federal, state, local, and foreign income tax credits, and (v) all other non-cash items.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3 of this Agreement, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(d) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion.  Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):

(a)           Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b)           Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada;

 (d)           Accounts billed and/or payable outside of the United States;

(e)           Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(g)           Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(h)           Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(i)           Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(j)           Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(k)           Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(l)           Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(m)           Accounts for which the Account Debtor has not been invoiced;

(n)           Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(o)           Accounts subject to chargebacks or other payment deductions taken by an Account Debtor;

(p)           Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(q)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(r)           Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue); and

(s)           Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Events of Default” are set forth in Section 8 of this Agreement.

“EX-IM Advance” is an EX-IM Advance under the EXIM Loan Agreement.

“EXIM Borrower Agreement” is the EX-IM Borrower Agreement as defined in the EXIM Loan Agreement.

“EXIM Loan Agreement” means that certain Loan and Security Agreement (EX-IM Loan Facility) dated as of the date hereof, as may be amended, restated or modified from time to time.

“EXIM Loan Documents” are the EXIM Loan Documents as defined in the EXIM Loan Agreement.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Existing Default” is defined in Section 12.16 of this Agreement.

“Facility Amount” is Ten Million Dollars ($10,000,000).

“Facility Fee” is defined in Section 2.2(a) of this Agreement.

“Finance Charges” is defined in Section 2.2(b) of this Agreement.

“Financed Receivables” are all those Eligible  Accounts, including their proceeds, as to which Bank finances and makes an Advance, as set forth in Section 2.1.1 of this Agreement.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.

“Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of foreign currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is each of Adept Technology International, Ltd., a California corporation, Adept Technology Holdings, Inc., a Delaware corporation, Adept Technology Canada Holding Co., a Nova Scotia unlimited liability company, Adept Technology Canada Co., a Nova Scotia unlimited liability company, Adept InMoTx, Inc., a Delaware corporation, Adept Mobile Robots LLC, a Delaware limited liability company, and any present or future guarantor of the Obligations.

“Guaranty” is collectively (i) that certain Unconditional Guaranty and Security Agreement (the “Unconditional Guaranty”) entered into as of May 1, 2009 by Adept Technology International, Ltd., a California corporation, Adept Technology Holdings, Inc., a Delaware corporation, Adept Technology Canada Holding Co., a Nova Scotia unlimited liability company, and Adept Technology Canada Co., a Nova Scotia unlimited liability company; (ii) that certain Assumption Agreement entered into as of June 25, 2010 by and between Adept MobileRobots LLC and Bank whereby Adept MobileRobots LLC became a party to the Unconditional Guaranty as a Guarantor (as defined therein); (iii) that certain Assumption Agreement entered into as of January 12, 2011 by and between Adept Inmotx, Inc. and Bank whereby Adept Inmotx, Inc. became a party to the Unconditional Guaranty as a Guarantor (as defined therein); and (iv) any other present or future guaranty agreement between a Guarantor and Bank, all as amended, restated or otherwise modified.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2 of this Agreement.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of a Credit Party’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to a Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)           all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Inventory” is all “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Eligible Account, includes the Account Debtor’s name, address, invoice amount, invoice date and invoice number.

“IP Agreement” is, collectively, (i) that certain Intellectual Property Security Agreement dated as of May 1, 2009 executed and delivered by Borrower to Bank and (ii) that certain Intellectual Property Security Agreement dated as of June 25, 2010 executed and delivered by Adept MobileRobots LLC to Bank, each as amended, modified or restated from time to time.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the EXIM Loan Agreement, the EXIM Borrower Agreement, the EXIM Loan Documents, the Perfection Certificates, the IP Agreement, the Borrowing Resolutions, the Pledge Agreement, the Security Control Agreement, the Guaranty, any Bank Services Agreement, any notes or guaranties executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower or any Guarantor and the Bank or by Borrower or any Guarantor for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Lockbox” is defined in Section 2.10 of this Agreement.

“Material Adverse Change” is (a) a Material Adverse Effect (as defined in the EXIM Borrower Agreement, (b) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (d) a material impairment of the prospect of repayment of any portion of the Obligations; or (e) any material deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the Effective Date.

“Maturity Date” is March 24, 2014.

“Obligations” are any Credit Party’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts any Credit Party owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Credit Party assigned to Bank, and to perform any Credit Party’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Loan” is defined in the Recitals of this Agreement.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Perfection Certificate” is defined in Section 5.1 of this Agreement.

“Permitted Accounts” means the Adept Technology Canada Holding Co. accounts, and the Adept Technology, Inc. account identified as an escheatment account, maintained at Wells Fargo, that are listed on the Perfection Certificate.

“Permitted Distributions” means:

(a)           distributions or dividends consisting solely of the capital stock of the Person making the distribution or dividend;

(b)           purchases of capital stock in connection with the exercise of stock options, restricted stock, restricted stock units or stock appreciation rights issued under equity incentive plans of the Borrower, including without limitation in connection with cashless exercises, non-vesting or the satisfaction of withholding tax obligations;

(c)           purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations, or business combinations;

(d)           forfeitures and cancellations of capital stock issued in connection with acquisitions by Borrower completed prior to the date of this Amendment, or in any permitted merger or acquisition transaction, pursuant to the indemnification, vesting or other forefeiture terms of the related acquisition agreements; and

(e)           (i) cash dividends, solely to the extent required or permitted to be made in respect of the Series A Stock pursuant to the Series A Certificate of Designation, which, for the avoidance of doubt, shall not be paid at a rate in excess of (A) The Wall Street Journal prime rate plus three percent (3%) per annum, but not to exceed four percent (4%) per annum in the aggregate or (B) upon the occurrence and during the continuance of the events described in (i) and (ii) of the definition of “Triggering Event” in the Series A Certificate of Designation, nine percent (9%) per annum, and (ii) distributions in cash for the redemption of up to ten percent (10%) of the Series A Stock in each fiscal quarter of Borrower, commencing in March, 2014 for the fiscal quarter ending March 31, 2014; provided that at the end of the fiscal quarter immediately preceding the date of any such distribution, Borrower’s EBITDA is not less than $1,000,000, and Borrower has unrestricted cash and cash equivalents of not less than $10,000.000.

“Permitted Indebtedness” is:

(a)           Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)           (i) any Indebtedness that does not exceed $100,000 in principal amount existing on the Effective Date, and (ii) any Indebtedness in excess of $100,000 in principal amount existing on the Effective Date and shown on the Perfection Certificates (without duplication);

(c) Subordinated Debt;

(d)           unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)           guaranties of Permitted Indebtedness;

(f)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)           Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements designated to protect Borrower against fluctuations in interest rates, currency exchange rates, or commodity prices;

(h)           Indebtedness between Borrower and any of its Subsidiaries or among any of Borrower’s Subsidiaries;

(i)           Indebtedness with respect to documentary letters of credit;

(j)           capitalized leases and purchase money Indebtedness not to exceed $500,000 in the aggregate in any fiscal year secured by Permitted Liens;

(k)           Indebtedness of entities acquired in any permitted merger or acquisition transaction; and

(l)           extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in subsections (a), (b) and (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be ; and

(m)           other Indebtedness, if, on the date of incurring any Indebtedness pursuant to this clause (m), the outstanding aggregate principal amount of all Indebtedness incurred pursuant to this clause (m) does not exceed $500,000.

“Permitted Investments” are:

(a)           Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate (but specifically excluding any future Investments in any Subsidiaries unless otherwise permitted hereunder);

(b)           (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agencies or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 2 years after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit maturing no more than 2 years after issue;

(c)           Investments approved by the Borrower’s Board of Directors or otherwise pursuant to a Board-approved investment policy;

(d)           Investments in or to Borrower or any Guarantors;

(e)           Investments consisting of Collateral Accounts in the name of Borrower or any Subsidiary so long as Bank has a first priority, perfected security interest in such Collateral Accounts;

(f)           Investments consisting of extensions of credit to Borrower’s or its Subsidiaries’ customers in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods, provision of services or licensing activities of Borrower;

(g)           Investments received in satisfaction or partial satisfaction of obligations owed by financially troubled obligors;

(h)           Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

(i)           Investments acquired as a result of a foreclosure with respect to any secured Investment;

(j)           Investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements designated to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices;

(k)           Investments consisting of loans and advances to employees in an aggregate amount not to exceed $100,000; and

(l)           other Investments, if, on the date of incurring any Investments pursuant to this clause (l), the outstanding aggregate amount of all Investments incurred pursuant to this clause (l) does not exceed $500,000.

“Permitted Liens” are:

(a) (i) Liens securing Permitted Indebtedness described under clause (b) of the definition of “Permitted Indebtedness” or (ii) Liens arising under this Agreement or other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)           Liens (including with respect to capital leases) (i) on property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) acquired or held by Borrower or its Subsidiaries incurred for financing such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) other than Accounts, and Inventory, or (ii) existing on property (and accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) when acquired other than Accounts, Inventory, and Financed Equipment, if the Lien is confined to such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof);

(d)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness it secures may not increase;

(e)           leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

(f)           licenses of intellectual property granted to third parties that are permitted pursuant to Section 7.1(d) or 7.1(e);

(g)           leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(h)           Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(i)           Liens in favor of other financial institutions arising in connection with Borrower’s deposit or securities accounts held at such institutions;

(j)           Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $500,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(k)           Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); and

(l)           Liens not otherwise permitted, provided that (i) the aggregate value of the assets encumbered by such Liens is not in excess of $500,000 (with any such Lien valued as the amount of the obligation secured by such Lien) and (ii) such Liens are subordinate in priority to Bank’s Lien hereunder.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” is that certain Pledge Agreement dated as of May 1, 2009 by Borrower in favor of Bank, as amended, modified or restated from time to time.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Reconciliation Period” is each calendar month.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Schedule” is the schedule of exceptions annexed hereto.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Control Agreement” is that certain Uncertificated Security Control Agreement dated as of January 12, 2011 by and among Adept Inmotx, Inc., as grantor, Adept Technology Denmark A/S, as issuer and Bank, as secured party.

“Series A Stock” is the shares of Series A Convertible Preferred Stock of the Company issued pursuant to a Securities Purchase Agreement dated September 5, 2012, between Borrower and certain investors identified therein, which stock has the rights, preferences and privileges set forth in the Series A Certificate of Designation.

“Series A Certificate of Designation” is the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Adept Technology, Inc. filed with the Delaware Secretary of State on September 17, 2012, as it may be amended from time to time and provided, however, that Borrower hereby covenants and agrees that it will not make or permit to be made any amendment or modification to the terms of Section 26 (Cash Payments) of the Series A Certificate of Designation without the prior written consent of Bank.

“Subordinated Debt” is indebtedness incurred by Borrower that is subordinated to all of Borrower’s now existing or hereafter incurred indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1 of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER

ADEPT TECHNOLOGY, INC.

By:	/s/ Michael Schradle
Name:	Michael Schradle
Title:	Senior Vice President, Finance &
Chief Financial Officer

BANK

SILICON VALLEY BANK

By:	/s/ Michelle Peralta
Name:	Michelle Peralta
Title:	Vice President
SILICON VALLEY BANK

[Signature Page to Amended and Restated
Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of Adept Technology, Inc. (“Borrower”) certify under the Amended and Restated Loan and Security Agreement, dated as of March __, 2013 (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in this Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank with respect to such Financed Receivable contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants that (a) all representations and warranties in Section 5 of the Agreement are true, accurate and complete in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (b) there is no existing Event of Default under the Agreement; and (c). Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

The following Intellectual Property was registered (or a registration application submitted) since the date of last disclosure of registered Intellectual Property to Bank (if no registrations, state “None”):

Sincerely,

Adept Technology, Inc.

Signature
Title
Date